UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

CHINA FRUITS CORP.
(Name of Registrant As Specified In Charter)

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(1)

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF CHINA FRUITS CORP.

CHINA FRUITS CORP.

Bldg. 3 Sec. 7, 188 Nan Si Huan Xi Rd.

Fengtai Dist. Beijing, P. R. China

+(8610) 6792-8610

INFORMATION STATEMENT

(Definitive)

April 7, 2015

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

We hereby inform you of a decision made by holders of a majority of outstanding shares of China Fruits Corp. (“CHFR” or “Company”), who have consented to the following actions:

1.	A combination of the shares of common stock of the Company, or reverse stock split, such that each twenty-five (25) shares of common stock shall be converted into one (1) share of common stock (“Reverse Stock Split”).

The foregoing actions were approved on March 27, 2015 by our Board of Directors. In addition, on March 27, 2015 (the “Record Date”) the holders of 99% of the Company’s outstanding voting securities approved the foregoing actions. The number of shares voting for the proposals were sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our the voting power.

The proposed corporate actions will become effective on filing a Certificate of Change with the Secretary of State of the State of Nevada. A copy of such Certificate of Change is attached hereto as Exhibit A.  The Certificate of Change will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty-five (25) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from the Reverse Stock Split because it believes such Reverse Stock Split could be a catalyst for an increase in the stock price of the Common Stock, which in turn could meet the initial listing requirements of any market or exchange the Company may consider applying to be listed upon, increase the marketability and liquidity of the Company’s Common Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company. We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of additional securities made available pursuant to this proposal.

On behalf of the Board of Directors,

/s/ Chen, Quanlong

President, Chief Executive Officer and Director

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INTRODUCTION

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our voting power.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent to stockholders on or about March 27, 2015.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board of Directors of China Fruits Corp., (the “Company,” “we,” “our,” or “us”) and the Majority Stockholder.

The Board of Directors has recommended and the majority shareholders of China Fruits Corp. have adopted resolutions to effect the above-listed action. This Information Statement is being filed with the Securities and Exchange Commission and is provided to the shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-2 promulgated thereunder.

We are a corporation organized under the laws of Nevada. We are a 1934 Act company with stock registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), quoted on the OTCQB under the symbol “CHFR". Information about us can be found in our December 31, 2013 Annual Report filed on Form 10-K. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ACTIONS TO BE TAKEN

The Reverse Stock Split will become effective on the date that we file the Certificate of Change of the Company with the Secretary of State of the State of Nevada. We intend to file the Certificate of Change with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders. Further, prior to filing the Certificate of Change reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated effective date of April 18, 2015, for the Reverse Stock Split.

We currently expect to file the Certificate of Change on or about April 7, 2015.

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1-FOR-25 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 1-for-25 reverse stock split (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each twenty-five (25) shares of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.  The Company anticipates that the effective date of the Reverse Stock Split will be April 18, 2015.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

We believe that the Reverse Stock Split could maximize certain potential benefits for our stockholders, including that it could be a catalyst for an increase in the stock price of the Common Stock, which in turn could meet the initial listing requirements of any market or exchange the Company may consider applying to be listed upon, it could increase the marketability and liquidity of the Company’s Common Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company.

In determining the exchange ratio for the Reverse stock Split, our Board of Directors took into account such factors as:

•	the initial listing requirements of any market or exchange the Company may consider applying to be listed upon;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders.

We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of additional securities made available pursuant to this proposal.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 52,225,394 shares as of March 27, 2015, to approximately 2,089,016 shares. The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

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Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	52,225,394	47,774,606

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	2,089,016	97,910,984

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, one of the reasons for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on April 18, 2015 , or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, ClearTrust LLC, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post- Reverse Stock Split shares of Common Stock. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the Certificate of Change reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated effective date of April 18, 201 5, for the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Nevada law, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the outstanding common stock of the Company as of March 27, 2015 by: (1) each person known by the Company to beneficially own 5% or more of the Company’s outstanding common stock; (2) each of the named executive officers as defined in Item 402(a)(3); (3) each of the Company’s directors; and (4) all of the Company’s named executive officers and directors as a group. As of March 27, 2015 , there were a total of 52,225,394 shares of Common Stock, 13,150 shares of Series A Preferred Stock and 12,100,000 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. Each share of the Series A Preferred Stock is entitled to one hundred (100) votes for each share held. Each share of the Series B Preferred Stock is entitled to five hundred (500) votes for each share held. Both Series A Preferred Stock and Series B Preferred Stock shall have a right to vote on all matters presented or submitted to the Corporation’s stockholders for approval paripassu with holders of the Corporation’s common stock, and not as a separate class.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of March 27, 2015 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Title of Class	Name & Address of Beneficial Owner(1)	Amount & Nature of Beneficial Owner	% of Class(2)

Series A Preferred Stock, $.001 par value	Chen, Quan Long Room 503, Building 53, QianXi District, DaDao Road, NanFeng County, JiangXi, P.R.China 344500	13,150	100%
Series A Preferred Stock, $.001 par value	All directors and executive officers as a group (one person)	13,150	100%

Series B Preferred Stock, $.001 par value	Chen, Quan Long Room 503, Building 53, QianXi District, DaDao Road, NanFeng County, JiangXi, P.R.China 344500	12,100,000	100%
Series B Preferred Stock, $.001 par value	All directors and executive officers as a group (one person)	12,100,000	100%

Common Stock, $.001 par value	Huang, Chun Feng 1 Chen Qiang Rd, Qin Cheng Town NanFeng County, JiangXi P.R.China	2,606,021	5.00%
Common Stock, $.001 par value	Tan, Mei 3 Lv You Gang, Qin Cheng Town NanFeng County, JiangXi P.R.China	2,945,815	5.64%
Common Stock, $.001 par value	Chen, Quan Long 1 ChengQiang Road, QinCheng Town, NanFeng County, JiangXi, P.R.China 344500	3,880,015	7.43%

Common Stock $.001 par value	All directors and executive officers as a group (one person)	3,880,015	7.43%

(1)  Unless stated otherwise, the business address for each person named is c/o China Fruits Corp.

(2)  Calculated pursuant to Rule 13d-3(d) (1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. We believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;
(2)	Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed with the SEC on May 19, 2014;
(3)	Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 14, 2014;
(4)	Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the SEC on November 13, 2014 and Amendment to Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the SEC on November 18, 2014;
(5)	Current Report on Form 8-K, filed with the SEC on September 17, 2014;

You may request a copy of these filings, at no cost, by writing China Fruits Corp. Bldg. 3 Sec. 7, 188 Nan Si Huan Xi Rd., Fengtai Dist. Beijing, P. R. China, Attn: Chen, Quanlong, President or telephoning the Company at +(8610) 6792-8610. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Bldg. 3 Sec. 7, 188 Nan Si Huan Xi Rd., Fengtai Dist. Beijing, P. R. China, Attn: Chen, Quanlong, President or telephoning the Company at +(8610) 6792-8610.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act.

Please carefully read this Information Statement.

China Fruits Corp.

/S/ Chen, Quanlong
Chen, Quanlong
President

/S/ Li, Ze
Li, Ze
Chief Financial Officer

Signature	Title	Date
/S/ Chen, Quanlong
Chen, Quanlong	Director	April 7, 2015

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Exhibit A

[Certificate of Change]